Exhibit 99.2
Second Quarter 2012 Supplemental Financial Report Established. Focused. Trusted.
Index to Supplemental Information
Company Information First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. The Company's focus is acquiring properties that can benefit from its intensive property management and repositioning properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals.
(unaudited, amounts in thousands, except per share data) (1)See page 5 for a reconciliation of the Company's FFO to Core FFO. (2)As of June 30, 2012, the Company had fixed LIBOR at a weighted averaged rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements. Highlights
Quarterly Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovered approximately 65% of these costs. (2)Represents the operating results of two buildings at Owings Mills Business Park, which are expected to be sold in the third quarter of 2012, Goldenrod Lane and Woodlands Business Center, which were both sold in the second quarter of 2012, Airpark Place Business Center, which was sold in the first quarter of 2012, and Aquia Commerce Center I & II and Gateway West, which were both sold in the second quarter of 2011.
Quarterly Financial Measures (unaudited, amounts in thousands, except per share data) (1)During the fourth quarter of 2011, the Company expensed redevelopment costs associated with its Plaza 500 property related to a project that is being deferred. (2)For the three months ended June 30, 2012, represents a $10.2 million make-whole payment associated with the extinguishment of the Company's Series A and Series B Senior Notes, expensing of unamortized deferred financing costs and banks fees associated with amending its unsecured term loan. During the first quarter of 2012, the Company incurred legal fees as a result of the expansion of the Company's $300.0 million unsecured term loan. (3)Represents legal and accounting costs associated with the Company's internal investigation. (4)Includes the Company's amortization of the following; straight-line rents and associated uncollectable amounts, rent abatements and lease incentives. (5)Most non-real estate depreciation is classified in general and administrative expense. (6)For the three months ended September 30 and June 30, 2011, the Company recorded tenant improvement costs of $1.7 million and $6.3 million, respectively, related to a specific tenant at Indian Creek Court. (7)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. (8)Includes $3.7 million and $6.1 million for the three months ended June 30, 2012 and March 31, 2012, respectively, related to leasing activity at Redland Corporate Park and Three Flint Hill.
Net Operating Income (NOI) Same-Property Analysis (unaudited, amounts in thousands) (1) Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties: Three Flint Hill, 440 First Street, NW, One Fair Oaks, Greenbrier Towers I & II, 1005 First Street, NE, Hillside Center, Davis Drive and two buildings at Owings Mills Business Park. The six months ended June 30, 2012 and 2011 also exclude the operating results of Cedar Hill I & III, Merrill Lynch and 840 First Street, NE. (2)Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.
Consolidated Balance Sheets (unaudited, amounts in thousands, except per share data)
Total Capitalization and Selected Ratios (unaudited, amounts in thousands) TOTAL CAPITALIZATION (1)At June 30, 2012, the Company had fixed LIBOR, at a weighted average rate of 1.5%, on $350.0 million of its variable rate debt through twelve interest rate swap agreements. (2)Acquisition costs are omitted due to their variability, which impacts the comparability of period-over-period results. (3)Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on the Company's preferred shares. (4) For the three months ended June 30, 2012, excludes $2.5 million of legal and accounting costs associated with the Company's internal investigation.
Outstanding Debt (unaudited, amounts in thousands)

Outstanding Debt - Continued

FIRST POTOMAC REALTY TRUST

(unaudited, amounts in thousands)

	Effective Interest Rate	Balance at June 30, 2012	Annualized Debt Service	Maturity Date	Balance at Maturity
Total Fixed Rate Debt	5.75%[2]	$ 384,752	$ 29,241		$ 351,601
Variable Rate Debt[3]					
Secured Term Loan[4][5]					
Loan C	LIBOR + 4.50%	10,000	475	1/15/2013	10,000
Loan D	LIBOR + 4.50%	10,000	475	1/15/2014	10,000
Unsecured Revolving Credit Facility[4][6][7]	LIBOR + 2.75%	224,000	6,720	1/15/2015	224,000
Unsecured Term Loan[4]					
Tranche A	LIBOR + 2.40%	60,000	1,590	7/18/2016	60,000
Tranche B	LIBOR + 2.50%	147,500	4,056	7/18/2017	147,500
Tranche C	LIBOR + 2.55%	92,500	2,590	7/18/2018	92,500
	2.75%[2]	300,000	8,236		300,000
Total Variable Rate Debt	2.92%[2]	$ 544,000	$ 15,906		$ 544,000
Total at June 30, 2012	**4.56%[2][8]**	**$ 928,752**	**$ 45,147** [9]		**$ 895,601**

[1]The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at June 30, 2012 and the contractual interest rates are:

Property	Fair Value Impact	Contractual Interest Rate
1434 Crossways Boulevard Building II	$ 16	7.05%
Prosperity Business Center	6	6.25%
1434 Crossways Boulevard Building I	76	6.25%
Linden Business Center	37	6.01%
Owings Mills Business Center	9	5.85%
Annapolis Business Center	(76)	5.74%
Hanover Business Center Building D	15	8.88%
Hanover Business Center Building C	27	7.88%
Chesterfield Business Center Bldgs C, D, G and H	34	8.50%
Chesterfield Business Center Bldgs A, B, E and F	69	7.45%
Gateway Centre Manassas Building I	26	7.35%
Airpark Business Center	38	7.45%
Mercedes Center - Note 1	(185)	4.67%
Mercedes Center - Note 2	194	6.57%
Cedar Hill	34	6.00%
Merrill Lynch Building	(36)	6.00%
Hillside Center	856	5.75%
840 First Street, NE	(384)	5.18%
Total fair value increases, net	$ 756	

[2]Represents the weighted average interest rate.

[3]All of the Company's variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate below, the Company used the one-month LIBOR rate at June 30, 2012, which was 0.25%.

[4]On May 10, 2012, the Company amended certain covenants under its secured term loan, unsecured revolving credit facility and unsecured term loan, which provided the Company with additional flexibility to execute its business strategy and clarified the treatment of certain covenant compliance-related definitions. The unsecured term loan also was amended to convert the fixed interest rate spread over LIBOR to an interest rate spread that floats based on the Company's leverage levels, which had the effect of initially increasing the pricing of the unsecured term loan by 25 basis points. The interest rate spread can increase by an additional 25 basis points to the extent the Company's leverage levels increase further or can revert to the original pricing if the Company's leverage ratio improves.

[5]The effective interest rate on the loan increases by 100 basis points each year on January 1st, to a maximum of 550 basis points.

[6]The unsecured revolving credit facility matures in January 2014 with a one-year extension at the Company's option, which it intends to exercise.

[7]As of June 30, 2012, the borrowing base for the Company's unsecured bank debt included the following properties: 13129 Airpark Road, Virginia Center Technology Park, Glenn Dale Business Center, Campus at Metro Park North, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre Manassas (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central, Hanover AB, Herndon Corporate Center, 6900 English Muffin Way, 4451 Georgia Pacific, Patrick Center, West Park, Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, 4200 Tech Court, Triangle Business Center, Corporate Campus at Ashburn Center, Enterprise Center, Interstate Plaza, 4212 Tech Court, Atlantic Corporate Park, Indian Creek, Greenbrier Towers, 403 & 405 Glenn Drive, 4612 Navistar Drive, Redland Corporate Center, Norfolk Commerce Park, Windsor at Battlefield, Davis Drive, Three Flint Hill, 440 First Street and One Fair Oaks.

[8] During the second quarter of 2012, the Company entered into two interest rate swap agreements that fixed LIBOR on $75.0 million of its variable rate debt. At June 30, 2012, the Company had fixed LIBOR on $350.0 million of its variable rate debt. The effective interest rate reflects the impact of the Company's interest rate swap agreements.

[9] During the second quarter of 2012, the Company paid approximately $1.9 million in principal payments on its consolidated mortgage debt, which excludes $52.4 million related to a mortgage loan that was paid in full in June 2012.

Quarterly Supplemental Disclosure – June 30, 2012 10
Debt Maturity Schedule (unaudited, amounts in thousands) (1)At June 30, 2012, the Company had fixed LIBOR, at a weighted average rate of 1.5%, on $350.0 million of its variable rate debt through twelve interest rate swap agreements. (2)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2012 through 2022.
Debt Covenants (unaudited, amounts in thousands) . (1)Covenant does not apply to Secured Term Loan covenants
Portfolio Summary (unaudited) (1)Includes entire square footage of properties owned by consolidated joint ventures.
Acquisitions and Dispositions (1)For properties acquired through joint ventures, initial investment reflects only the Company's investment in the properties. (2)For properties acquired through joint ventures, square footages reflect the property's entire net rentable square footage. (unaudited, amounts in thousands)
Development and Redevelopment (1)Redevelopment of existing structures (2)Returns not meaningful (unaudited, $ amounts in thousands)
Net Asset Value Analysis (unaudited, amounts in thousands) (1)Includes figures from discontinued operations. (2)Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes. (3)The Company classifies properties that are acquired with less than 50% occupancy as lease-up properties. Redland Corporate Center-Bldg II was 99% vacant and Atlantic Corporate Park was 100% vacant at acquisition in November 2010. These properties are also included in the total portfolio in-place cash NOI. (4)Does not include the development of 1200 17th Street, NW, which is included in Investments in Affiliates on the Company's consolidated balance sheet. (5)Includes the development of 1200 17th Street, NW. For details, see pages 15 and 17. (6)Based on the Company's internal allocation, $44 million was allocated to Redland-Bldg III and $40 million was allocated to Redland-Bldg II.
Investment in Joint Ventures (unaudited, $ amounts in thousands) (1)The property was placed into development upon acquisition. (2)Reflects the operating results of the property, not FPO's economic interest in the property. (3)Metro Place III & IV was acquired on November 18, 2011.
Leasing and Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Does not include vacant and core factor space. (3)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (4)Includes leased spaces that are not yet occupied. (5)Does not include leases on property amenities, such as garages, antennae and land.
Top Thirty Tenants (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Includes leased spaces that are not yet occupied. (3)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Market Concentration (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Leasing Analysis (unaudited) (1)Includes 122,935 square feet of leases and associated costs for leases signed in the second quarter for subsequent periods. Of the total, 66,755 square feet is expected to commence in Q3 2012, 38,540 square feet is expected to commence in Q4 2012 and 17,640 square feet is expected to commence in Q1 2013. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or first generation space. (4)Reflects triple-net equivalent base rent per square foot, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, and deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Leasing Analysis - Business Park (unaudited) (1)Includes 68,443 square feet of leases and associated costs for leases signed in the second quarter of 2012 for subsequent periods. Of the total 59,503 square feet is expected to commence in Q3 2012 and 8,940 square feet is expected to commence in Q4 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or first generation space. (4)Reflects triple-net equivalent base rent per square foot, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, and deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Leasing Analysis - Office (unaudited) (1)Includes 44,092 square feet of leases and associated costs for leases signed in the second quarter of 2012 for subsequent periods. Of the total, 2,852 square feet is expected to commence in Q3 2012, 23,600 square feet is expected to commence in Q4 2012 and 17,640 square feet is expected to commence in Q1 2013. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or first generation space. (4)Reflects triple-net equivalent base rent per square foot, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, and deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Leasing Analysis - Industrial (unaudited) (1)Includes 10,400 square feet of leases and associated costs for leases signed in the second quarter of 2012 for subsequent periods. Of the total, 4,400 square feet is expected to commence in Q3 2012 and 6,000square feet is expected to commence in Q4 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or first generation space. (4)Reflects triple-net equivalent base rent per square foot, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, and deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Lease Expirations (unaudited) (1)Annualized cash basis rent at June 30, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Lease Expirations by Property Type (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Office MTM includes license agreements for temporary swing space. (3)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Lease Expirations - Next Four Quarters (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Portfolio by Size (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Washington, DC
Washington, DC Region (unaudited) (1)CBD = Central Business District; NoMa = North of Massachusetts Avenue (2)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (3)Does not include space in development or redevelopment. (4)For details see page 15.
Washington, DC - Lease Expirations (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Maryland Region
Maryland Region (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Does not include space in development or redevelopment. (3)Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court. (4)Girard Business Center consists of the following properties: Girard Business Center and Girard Place. (5)Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way. (6)Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.
Maryland Region - Lease Expirations (unaudited) (1) Annualized cash basis rent at June 30, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Northern Virginia Region
Northern Virginia Region (unaudited) (1)Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases. (2)Does not include space in development or redevelopment. (3)Sterling Park Business Center consists of the following properties: 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive. (4)Lafayette Business Center consists of the following properties: Enterprise Center and Tech Court. (5)Property was formerly known as 15395 John Marshall Highway. (6)Reflects the partial redevelopment of in-service buildings. For details see page 15.
Northern Virginia - Lease Expirations (unaudited) (1) Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Southern Virginia

Southern Virginia

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent[1]	Leased at June 30, 2012[2]	Occupied at June 30, 2012[2]
RICHMOND						
Business Park						
Chesterfield Business Center[3]	11	Richmond	320,429	$ 1,838,916	87.9%	86.3%
Hanover Business Center	4	Ashland	183,643	789,247	67.1%	67.1%
Park Central	3	Richmond	204,762	1,902,060	79.7%	77.9%
Virginia Center Technology Park	1	Glen Allen	118,579	1,236,808	85.2%	85.2%
Total Business Park	19		827,413	5,767,031	80.9%	79.8%
Industrial						
Northridge	2	Ashland	139,346	776,017	82.9%	82.9%
River's Bend Center[4]	6	Chester	795,080	4,595,899	95.6%	95.6%
Total Industrial	8		934,426	5,371,916	93.7%	93.7%
Total Richmond	27		1,761,839	11,138,947	87.7%	87.2%
NORFOLK						
Business Park						
Crossways Commerce Center[5]	9	Chesapeake	1,087,250	10,321,648	93.1%	93.1%
Battlefield Corporate Center	1	Chesapeake	96,720	779,868	100.0%	100.0%
Greenbrier Business Park[6]	4	Chesapeake	411,815	3,933,521	79.2%	79.2%
Hampton Roads Center[7]	3	Hampton	584,384	2,587,448	60.6%	60.6%
Norfolk Commerce Park[8]	3	Norfolk	261,886	2,125,260	79.1%	74.1%
Total Business Park	20		2,442,055	19,747,745	81.8%	81.2%
Office						
Greenbrier Towers	2	Chesapeake	172,350	2,048,111	93.6%	93.6%
Total Office	2		172,350	2,048,111	93.6%	93.6%
Industrial						
Cavalier Industrial Park	4	Chesapeake	394,308	1,333,588	80.4%	80.4%
Diamond Hill Distribution Center	4	Chesapeake	712,339	2,683,259	91.9%	91.9%
Total Industrial	8		1,106,647	4,016,847	87.8%	87.8%
Total Norfolk	30		3,721,052	25,812,702	84.1%	83.8%
Grand Total	**57**		**5,482,891**	**$ 36,951,649**	**85.3%**	**84.9%**

[1] Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
[2] Does not include space in development or redevelopment.
[3] Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
[4] River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
[5] Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
[6] Greenbrier Business Park consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
[7] Hampton Roads Center consists of the following properties: 1000 Lucas Way and Enterprise Parkway.
[8] Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Quarterly Supplemental Disclosure – June 30, 2012 40

Southern Virginia - Lease Expirations (unaudited) (1) Annualized cash basis rent at June 30, 2012, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company's full service leases.
Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI The Company defines net operating income ("NOI") as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company's property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and industrial properties, and provides a prospective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. The Company's NOI calculations are reconciled to total revenues and total operating expenses at the end of this release. Same-Property NOI Same-Property Net Operating Income ("Same-Property NOI"), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods presented, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company's operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company's Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. Funds from Operations Funds from operations ("FFO") represents net income (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. On October 31, 2011, NAREIT issued revised guidance regarding the exclusion of impairment write-downs of depreciable assets reported in FFO. As a result, the Company began excluding impairment losses from FFO in the fourth quarter of 2011 and has restated FFO from prior periods to exclude such charges consistent with NAREIT's guidance. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts ("REITs") and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. The Company's presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company's FFO calculations are reconciled to net income in the Company's Consolidated Statements of Operations included in this release. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the extinguishment of debt, Internal Investigation costs, contingent consideration charges and acquisition costs. The Company provides a reconciliation of FFO to Core FFO. AFFO The Company computes AFFO by adding to Core FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs. Management Statements on Non-GAAP Supplemental Measures